UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

ANN INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Names or Former Addresses, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of ANN INC. (the “Company”) was held on May 16, 2012. The following matters were voted upon by the Company’s stockholders at the meeting:

1.	Election of Class III Directors.

Name	For	Against	Abstained	Broker Non-Votes
James J. Burke, Jr.	42,798,931	700,961	14,029	2,185,156
Kay Krill	43,034,636	467,410	11,875	2,185,156
Stacey Rauch	43,039,034	460,885	14,002	2,185,156

2.	Approval, by non-binding, advisory vote, of the Company’s executive compensation.

For	Against	Abstained	Broker Non-Votes
32,831,250	10,635,785	46,886	2,185,156

3.	Approval of the Company’s Management Performance Compensation Plan.

For	Against	Abstained	Broker Non-Votes
42,038,978	1,438,662	36,281	2,185,156

4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

For	Against	Abstained	Broker Non-Votes
45,194,161	488,880	16,036	0,000,000

5.	Non-binding stockholder proposal regarding declassification of the Company’s Board of Directors.

For	Against	Abstained	Broker Non-Votes
40,426,178	1,293,768	1,793,975	2,185,156

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANN INC.

	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Date: May 21, 2012		Executive Vice President,
General Counsel and Secretary

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